EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITOR
The Board of Directors of Stability Inc.
Nashville, Tennessee
Report on the Financial Statements
We have audited the accompanying financial statements of Stability Inc. which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stability Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry Bekaert LLP
Cherry Bekaert LLP

Atlanta, Georgia
March 31, 2016

STABILITY INC.
BALANCE SHEETS

	December 31,
	2015		2014
ASSETS
Current assets:
Cash and cash equivalents	$100		$98,584
Accounts receivable	2,106,288		4,485,739
Federal and state taxes receivable	27,712		123,039
Inventory, net	8,652,298		7,088,520
Deferred taxes	31,565		20,166
Prepaid expenses and other current assets	96,898		148,423
Total current assets	10,914,861		11,964,471
Property and equipment, net	1,214,097		1,031,559
Deferred taxes	148,985		—
Other assets	17,868		19,108
Total assets	$12,295,811		$13,015,138
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,221,468		$12,374,650
Notes payable - stock repurchase	95,000		210,000
Line of credit	437,000		—
Current portion of long -term obligations	194,086		185,052
Total current liabilities	11,947,554		12,769,702
Long - term debt, due after one year	560,063		754,149
Deferred taxes	—		188,259
Total liabilities	12,507,617		13,712,110

Stockholders’ equity (deficit):
Common stock (no par value) 1,500,000 shares authorized, 516,231 issued and 471,231 outstanding at December 31, 2015 and 378,000 issued and 288,000 outstanding at December 31, 2014	—	—	—
Treasury stock at cost: 45,000 shares at December 31,2015 and 90,000 shares at December 31, 2014	(300,000)		(900,000)
Additional paid - in capital	1,382,975		160,000
Retained earnings (accumulated deficit)	(1,294,781)		43,028
Total stockholders’ equity (deficit)	(211,806)		(696,972)
Total liabilities and stockholders' equity (deficit)	$12,295,811		$13,015,138
The accompanying notes to the financial statements are an integral part of these statements.

STABILITY INC
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2015	2014
Revenues:
Product revenue, net	$19,121,396	$19,203,579
Commission revenue	541,667	2,378,861
Other revenue	160,226	224,247
Total revenues	19,823,289	21,806,687
Cost of revenues	8,874,949	9,722,302
Gross Profit	10,948,340	12,084,385
General Operating and administrative expenses:
Distributor commissions	5,077,421	6,036,160
Compensation expenses	4,325,153	3,749,668
Other operating expenses	2,593,352	2,233,396
Total general operating and administrative expenses	11,995,926	12,019,224
Income (loss) from operations	(1,047,586)	65,161
Interest expense	(38,866)	(71,456)
Loss before income tax	(1,086,452)	(6,295)
Income tax expense (benefit)	(348,643)	92,690
Net Loss	$(737,809)	$(98,985)
The accompanying notes to the financial statements are an integral part of these statements.

STABILITY INC
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock
	Shares	Amount	Treasury Stock	Additional Paid - in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance, January 1, 2014	270,000	$—	$(900,000)	$40,000	$142,013	$(717,987)
Conversion of debt to equity	18,000	—	—	120,000	—	120,000
Net loss	—	—	—	—	(98,985)	(98,985)
Balance, December 31, 2014	288,000	—	(900,000)	160,000	43,028	(696,972)
Issuance of common stock	60,003	—	—	400,020	—	400,020
Stock based compensation	123,228	—	—	822,955	—	822,955
Retirement of treasury stock	—	—	600,000	—	(600,000)	—
Net loss	—	—	—	—	(737,809)	(737,809)
Balance, December 31, 2015	471,231	$—	$(300,000)	$1,382,975	$(1,294,781)	$(211,806)

The accompanying notes to the financial statements are an integral part of these statements.

STABILITY INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(737,809)	$(98,985)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	171,578	83,893
Stock based compensation	822,955	—
Deferred taxes	(348,643)	168,093
Gain on disposal of property and equipment	(4,000)	—
Increase (decrease) in cash resulting from changes in:
Accounts receivable	2,379,451	(500,206)
Inventory	(1,563,778)	(5,489,231)
Federal and state taxes receivable	95,327	(90,767)
Other assets	52,765	(26,400)
Accounts payable	(1,448,059)	8,042,883
Accrued expenses	294,877	(607,413)
Net cash flows from operating activities	(285,336)	1,481,867
Cash flows from investing activities:
Proceeds on sale of property and equipment	4,000	—
Purchases of property and equipment	(354,116)	(1,012,573)
Net cash flows from investing activities	(350,116)	(1,012,573)
Cash flows from financing activities:
Net borrowings (payments) on line of credit	437,000	(1,150,000)
Principal payments on debt	(185,052)	(60,799)
Issuance of common stock	400,020	—
Borrowing proceeds of long term debt	—	1,000,000
Payments on note payable - related party	—	(80,000)
Payments on note payable - stock repurchase	(115,000)	(90,000)
Net cash flows from financing activities	536,968	(380,799)
Net change in cash and cash equivalents	(98,484)	88,495
Cash and cash equivalents, beginning of year	98,584	10,089
Cash and cash equivalents, end of year	$100	$98,584
Supplemental disclosure of cash flow information:
Cash paid for interest	$38,866	$71,456
Conversion of related party note payable to equity	$—	$120,000
The accompanying notes to the financial statements are an integral part of these statements.

STABILITY INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1.Nature of operations and summary of significant accounting policies

Stability Inc. (the "Company''), incorporated in 2011, provides surgeons, facilities, and distributors access to high-quality tissue and synthetic products. The Company's national tissue network provides access to a large volume of safe, high-quality tissue for transplant or research. The Company primarily operates out of Nashville, Tennessee, but has a small location in St. Louis, Missouri and a processing facility in San Antonio, Texas that began processing tissue products in 2015.

Basis of Accounting - The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Financial Accounting Standards Board (“FASB”) has established the FASB Accounting Standards Codification (“ASC”) as the single source of authoritative GAAP.

Use of Estimates - The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and cash deposited with banks.

Accounts Receivable - The Company reports receivables at net realizable value. In the normal course of business, the Company extends unsecured credit to its customers, with no collateral requirements. Management determines the allowance for doubtful accounts based on historical losses and current economic conditions. On a continuing basis, management analyzes delinquent receivables and, once these receivables are determined to be uncollectible, they are written off through a charge against an existing allowance. As of December 31, 2015 and 2014, management determined that no allowance was deemed necessary.

Inventory - Inventory is stated at the lower of cost or market determined by the specific identification method. Inventory consists of finished goods purchased directly from various suppliers along with manufactured products that are tracked through raw materials, work in progress, and finished good stages as the product progresses through various production steps and stocking locations. Labor and overhead costs are absorbed through the various production processes up to when the work order closes. Reserves for inventory obsolescence are utilized to account for slow-moving inventory, expired inventory, and inventory no longer needed due to diminished market demand.

Property and Equipment - Property and equipment are stated at acquisition cost less accumulated depreciation. Expenditures for maintenance and repairs that do not significantly add to the utility or extend the useful life of an asset are expensed as incurred. Property and equipment are depreciated on the straight-line method over estimated useful lives ranging from five to ten years.

The Company assesses property and equipment for possible impairment whenever events or circumstances indicate that the carrying value may not be recoverable. No impairment triggers were identified by management during 2015 or 2014.

Revenue Recognition - The Company has two main sources of revenue which include product revenue and commission revenue. For product revenue, the Company recognizes revenue when title to the goods and risk of loss transfers from the Company to its customers, provided there are no material remaining performance obligations required of the Company or any matters of customer acceptance. Revenue is recognized according to the shipping terms of the agreement provided all revenue recognition criteria have been met. A portion of the Company’s product revenue is generated from inventory maintained at the customer site. For these products, revenue is recognized at the time the product has been used or implanted. The Company records estimated sales returns and allowances as a reduction of product sales in the same period revenue is recognized. Commission revenue is earned when sales are made to end-user customer and title to the goods and risk of loss transfers from the supplier of the product to the customer.

Stock Based Compensation - The Company accounts for its stock based compensation plan in accordance with FASB ASC topic 718 “Compensation - Stock Compensation”. FASB ASC 718 requires the measurement and recognition of compensation expense for all stock based awards made to employees and directors, including employee stock options, restricted stock and warrants. Under the provisions of FASB ASC 718, stock based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense on a straight line basis over the requisite service period of the entire award (generally the vesting period of the award).

Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The Company determined that a valuation allowance was not necessary as of December 31, 2015 and 2014. Management has evaluated tax positions that could have a significant effect on the financial statements and determined there were no known uncertainties concerning tax positions at December 31, 2015 and 2014.

It is the Company’s policy to include any penalties and interest related to uncertain tax positions as income tax expense; however, the Company currently has recorded no penalties or interest related to uncertain tax positions. The earliest year that the Company is subject to examination is the calendar year ended December 31, 2012.

Fair Value Measurements - For all financial instruments, assets and liabilities required to be recognized or disclosed at fair value on a recurring basis, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP establish a fair value hierarchy which gives the highest priority to observable inputs such as quoted prices in active markets for identical assets or liabilities (Level 1), the next highest priority to inputs from observable data other than quoted prices (Level 2), and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability.

Subsequent Events - Management of the Company has evaluated subsequent events through March 31, 2016, the date the financial statements were available to be issued.

2. Inventory
Inventory consisted of the following as of:

	December 31,
	2015	2014
Raw materials	$451,400	$—
Work in process	105,016	—
Finished goods	8,167,294	7,118,520
Total	8,723,710	7,118,520
Less: reserve for obsolescence	(71,412)	(30,000)
	$8,652,298	$7,088,520

3. Property and equipment
Property and equipment consisted of the following as of:

	December 31,
	2015	2014
Furniture and fixtures	$275,699	$180,151
Computers and equipment	178,855	178,031
Processing facility	868,376	616,736
Leasehold improvements	228,317	228,317
Total	1,551,247	1,203,235
Less accumulated depreciation	(337,150)	(171,676)
	$1,214,097	$1,031,559
Depreciation expense totaled $171,578 and $83,893 for the years ended December 31, 2015 and 2014, respectively.
4. Line of credit
The Company has a $1,000,000 line of credit with a bank. The line of credit bears interest at the prime rate plus .750 percentage points, which totaled 4.25% and 4.00% as of December 31, 2015 and 2014, respectively. The line of credit is secured by substantially all assets of the Company. The line of credit is also personally guaranteed by the owners of the Company. The amount outstanding was $437,000 and $0 at December 31, 2015 and 2014, respectively. The line of credit was paid off in January 2016 in connection with the acquisition of the Company (See note 11).
5. Long - term debt

	December 31,
	2015	2014
Note payable to Bank due August 31, 2019. The interest rate is 4.5%. Principal and interest payments due monthly of $18,672. The Note is secured by substantially all of the assets of the Company.	$754,149	$939,201
Less current portion	(194,086)	(185,052)
	$560,063	$754,149

The future principal payments for long-term debt are summarized as follows:

Year Ending December 31,
2016	$194,086
2017	203,002
2018	212,328
2019	144,733
$754,149
The note payable was paid off in January 2016 in connection with the acquisition of the Company (see Note 11).

6. Significant concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivables and revenue to a primary customer. Customers are considered major customers and a concentration risk when sales volume exceeds 10 percent of total revenue for the fiscal year or outstanding accounts receivable balances exceed 10 percent of total accounts receivable. There were no customers with revenue or outstanding accounts receivable balances exceeding 10 percent for the year ended December 31, 2015. Concentrations of credit risk with respect to revenue and accounts receivable are due to approximately 11% of revenue for the year ended December 31, 2014 and approximately 14% of gross accounts receivable at December 31, 2014 being from the Company's largest customer.

7.Leases

The Company leases its Nashville, Tennessee location of approximately 3,000 square feet of office space under a non- cancelable lease ending June 30, 2016. The lease is accounted for as an operating lease.

The Company leases its San Antonio, Texas location of approximately 11,250 square feet of space under a non- cancelable lease ending August 1, 2024. The lease is accounted for as an operating lease. In addition to the minimum rental costs, the lease states that additional rent shall be paid monthly for certain operating expenses in proportion to the tenant's share of the net rentable area of the project. The amount of additional rent will be adjusted annually based on operating expenses of the project. Additional rent amounts have been included with minimum future rent costs.
Future minimum payments under operating leases are as follows:

Year ending December 31,
2016	$167,278
2017	136,354
2018	136,363
2019	134,976
2020	137,321
Thereafter	515,063
$1,227,355
Total rental expense under operating leases were $251,244 and $195,419 for the years ended December 31, 2015 and 2014, respectively.

8.Related party transactions

A shareholder owning a substantial portion of the outstanding stock of the Company controls a limited liability company that supplies products to the Company by serving as an intermediary between one of the Company's suppliers and the Company itself. The Company has a general right of return of the products if the products do not sell through to its customers. The costs of goods sold from the purchasing of inventory from this related party totaled approximately $4,378,000 and $4,423,000 for the years ended December 31, 2015 and 2014, respectively. Included in the accompanying balance sheets is approximately $6,447,070 and $8,022,600 of accounts payable owed to the related party as of December 31, 2015 and 2014, respectively. The Company also incurred approximately $24,000 and $24,000 in administrative expenses related to these transactions for the years ended December 31, 2015 and 2014, respectively.

On December 10, 2013, the Company borrowed $200,000 from a shareholder of the Company. The note carried interest at 12% payable monthly with the outstanding balance due in December 2014. During 2014, the Company paid $80,000 on the note and authorized the remaining $120,000 to be converted into 18,000 shares of common stock. The Company paid approximately $9,700 of interest on the note for the year ended December 31, 2014.

9.Income taxes

The components of the income tax provision (benefit) for the years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Current expense (benefit)	$—	$(75,403)
Deferred expense (benefit)	(348,643)	168,093
	$(348,643)	$92,690

The primary differences between the effective tax rate of 32.09% and the federal statutory tax rate of 34.00% for the year ended

December 31, 2015 relates to state income taxes, other permanent differences, and true-up adjustments to deferred tax items. For the year ended December 31, 2014, the Company elected to carry back their taxable loss to previous tax years and as a result recorded a refund receivable of approximately $97,000 as of December 31, 2014.

Significant components of deferred income tax assets and liabilities as of December 31, 2015 and 2014 are as follows:

	2015	2014
Current deferred tax assets (liabilities):
Deferred rent	$13,096	$9,709
Charitable contributions	18,469	10,457
	31,565	20,166
Non - current deferred tax assets (liabilities):
Net operating loss carryover	351,442	12,162
Property and equipment	(202,457)	(200,421)
	148,985	(188,259)
Net deferred tax asset (liability)	$180,550	$(168,093)

The Company has available net operating loss carryforwards totaling approximately $950,000 at December 31,
2015, to reduce future tax of the Company and subsidiaries. These carryforwards begin to expire in 2033. Since the
Company was acquired subsequent to December 31, 2015, no valuation allowance was recorded at December 31, 2015.

10.Stockholders’ Equity

On January 7, 2015, the Company completed a 4.5 for 1 stock split. References made to outstanding or issued share amounts in the accompanying financial statements and applicable disclosures have been retroactively adjusted to reflect this 4.5 for 1 stock split. The number of authorized shares as reflected on the balance sheets was not affected by the stock split and accordingly has not been adjusted.

In January 2015, the Company instituted a 2015 Stock incentive Plan and the Board authorized the maximum number of shares to be issued under the plan to be 175,000 shares.

On January 8, 2015, the Company granted certain employees 123,228 shares of the company restricted stock. The shares were immediately vested as of the date of grant. The fair value of the grant was determined to be approximately $6.67 per share based on third party sales and purchases of the Company’s stock. Stock based compensation totaled $822,956 and $0 for the years ended December 31, 2015 and 2014, respectively.

11.Subsequent events

On January 13, 2016, MiMedx Group, Inc. ("MiMedx") completed the acquisition of the Company. The acquisition was effected by the merger of the Company into a newly created wholly owned subsidiary of MiMedx. The new subsidiary was the surviving company in the merger and was subsequently renamed Stability Biologics, LLC ("Stability"). MiMedx paid $10 million at the closing, comprised of 60% cash and 40% in shares of common stock of MiMedx, plus assumed debt. The Company subsequently eliminated a $2.4 million payable Stability owed MiMedx related to MiMedx products sold to the Company prior to the acquisition. MiMedx will also pay future contingent consideration through a two-year earn out arrangement based on the 2016 and 2017 performance of the Company's business. The earn out will also be paid in the form of 60% cash and 40% in shares of stock of MiMedx.